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                                                                    Exhibit 10.2


                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

         THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Exim Agreement") dated as of January 30, 2003, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (i) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 and (ii) ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (jointly and severally, individually and collectively, "Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

SECTION 1.  RECITALS.

         A. Borrower and Bank are parties to that certain Loan and Security Agreement of even date, as may be amended from time to time (as may be amended, the "Domestic Agreement"), together with related documents executed in conjunction therewith.

         B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

SECTION 2.  LOAN AND TERMS OF PAYMENT

         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances as and when due in accordance with this Exim Agreement.

         2.2 REVOLVING ADVANCES. Subject to the terms and conditions of this Exim Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed, at any time outstanding, the Exim Committed Line or the Borrowing Base, whichever is less, as determined by the Borrowing Base Certificate to be delivered to the Bank.

         To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as EXHIBIT B.

         Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made together with any additional documentation required under the Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee (as designated in writing by a Responsible Officer) thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section to Borrower's deposit account. Amounts borrowed pursuant to this Section may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

         2.3 FOREIGN EXCHANGE. If there is availability under the Exim Committed Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Contract"). Bank shall subtract up to 10% of each outstanding FX Contract from the L/C - FX Sublimit (the "FX Reserve"). The total FX Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Contracts if an Event of Default occurs and is continuing.


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         2.4 LETTERS OF CREDIT.

              (a) If there is availability under the Exim Committed Line and the Borrowing Base and no Event of Default then exists, Bank shall issue or have issued Commercial Letters of Credit (as defined in the Borrower Agreement) or Standby Letters of Credit (as defined in the Borrower Agreement) for Borrower's account for the purposes set forth in the Borrower Agreement (collectively, the "Letters of Credit"). Each Letter of Credit may have an expiry date later than the Exim Maturity Date provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank (consistent with the procedures set forth in Section 6.2 of the Domestic Agreement) on and after (i) the Exim Maturity Date or (ii) the occurrence and the continuation of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Commercial Letters of Credit as Bank may reasonably request.

              (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Exim Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, other than those costs, expenses or liabilities directly caused by Bank's gross negligence or willful misconduct. Any payment by Bank under or in connection with a draw on any Letter of Credit shall constitute an Advance hereunder on the date such payment is made.

              (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

              (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") hereunder for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate as reasonably determined by Bank upon five (5) days' written notice to Borrower. The availability of funds hereunder shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

         2.5 L/C - FX SUBLIMIT. Notwithstanding anything to the contrary contained herein, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued under this Exim Agreement plus the amount of the FX Reserve may not exceed $7,000,000 in the aggregate (the "L/C - FX Sublimit"). In addition, the aggregate amount of FX Reserve hereunder and the FX Reserve (as defined in the Domestic Agreement) under the Domestic Agreement shall not exceed $2,000,000.

         2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations under this Exim Agreement owed by Borrower to Bank is greater than the lesser of (i) the Borrowing Base or (ii) the Exim Committed Line, the Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.7 INTEREST RATE; PAYMENTS.

              (a) INTEREST RATE. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate (as defined herein) plus one-half percent (0.50%). Notwithstanding the foregoing, upon Borrower's achievement of two consecutive quarters of positive net income (as determined by Bank), the interest rate hereunder shall be reduced to the Prime Rate in effect from time to time, plus


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         zero percent (0.0%) per annum. Such reduction in the interest rate shall be effective five (5) business days after Bank receives sufficient (in it reasonable discretion) evidence of such achievement of positive net income. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. After an Event of Default, Obligations shall bear interest at three percent (3.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

              (b) PAYMENTS. Interest is payable on the Payment Date of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300388194 for principal and interest payments or any amounts Borrower owes Bank, including, without limitation, Bank Expenses. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.8 FEES. Borrower shall pay to Bank:

              (i) INITIAL FEE. A fully earned, non-refundable Initial Loan Fee (as defined in, and without duplication of, the Domestic Agreement) due on the date hereof;

              (ii) SUPPLEMENTAL FEE. A fully earned as of the date hereof, non-refundable Supplemental Loan Fee (as defined in, and without duplication of, the Domestic Agreement) due on January 29, 2004;

              (iii) LETTER OF CREDIT FEES. Borrower shall pay Bank's customary fees and expenses for the issuance of Letters of Credit; and

              (iv) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the date of this Exim Agreement) when due.

         2.9 USE OF PROCEEDS. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited herein or by the Borrower Agreement.

         2.10 TERM. This Exim Agreement shall become effective once duly executed and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Exim Maturity Date, on which date all Obligations shall become immediately due and payable. Borrower may terminate this Exim Agreement at any time upon three (3) days prior written notice to Bank and upon full payment and performance of all Obligations outstanding hereunder, including, without limitation, the delivery of cash or cash equivalents as security for any outstanding, but undrawn, Letters of Credit consistent with
Section 6.2 of the Domestic Agreement.

         SECTION 3. CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is subject to the following conditions:

              (a) timely receipt by Bank of a Borrowing Base Certificate as defined in the Borrower Agreement;

              (b) the Exim Guarantee shall be in full force and effect; and


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              (c) except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1.

         SECTION 4. CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Subject to this Section 4.1, the terms of the Domestic Agreement and Permitted Liens, the security interest granted herein shall be a first priority security interest in the Collateral. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of Exim Eligible Foreign Accounts, but only to the extent any Advances are actually made by the Bank to the Borrower based upon such Exim Eligible Foreign Accounts), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement with respect to the Collateral. The Collateral may also be subject to Permitted Liens. Bank may, while an Event of Default continues, place a "hold" on any Deposit Account pledged as collateral. Except as described on the Schedule, Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If Borrower shall at any time, acquire a commercial tort claim in excess of $250,000 Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Exim Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. Borrower agrees that any disposition of the Collateral in violation of this Exim Agreement (unless permitted pursuant to the Domestic Agreement), by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If this Exim Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

         4.2 RELEASE OF CERTAIN COLLATERAL. If Bank releases certain Collateral from the Domestic Agreement pursuant to Section 2.2 or Section 2.3 thereof, Bank shall also enter into a substantially identical amendment to this Exim Agreement to modify the Collateral granted hereunder consistent with Section 2.2 and
Section 2.3 of the Domestic Agreement.

         SECTION 5. REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants as follows:

         5.1 DOMESTIC LOAN DOCUMENTS. The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.


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         SECTION 6. AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all Obligations, it shall do all of the following:

         6.1 DOMESTIC LOAN DOCUMENTS. Borrower shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth the Domestic Agreement.

         6.2 BORROWER AGREEMENT. Unless otherwise waived in writing by Exim Bank, Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

         6.3 NOTICE IN EVENT OF FILING OF ACTION FOR DEBTOR'S RELIEF. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within forty-five (45) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

         6.4 CURRENCY. Borrower shall require payment in United States Dollars or an Accpetable Foreign Currency for the products, unless the Exim Bank otherwise agrees in writing hereafter.

         6.5 FURTHER ASSURANCES. At any time and from time to time Borrower shall (i) execute and deliver such further instruments, (ii) take such further action as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral in each case as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

         SECTION 7. NEGATIVE COVENANTS

         Prior to the (i) payment in full of outstanding Obligations, and (ii) termination of Bank's commitment to make any Advance, Borrower shall not do any of the following without the Bank's written consent:

         7.1 DOMESTIC LOAN DOCUMENTS. Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

         7.2 BORROWER AGREEMENT. Violate or otherwise fail to comply with any provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

         7.3 EXIM GUARANTEE. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.


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         SECTION 8. EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT. If Borrower fails to pay when due, any of the monetary Obligations.

         8.2 COVENANT DEFAULT; CROSS DEFAULT. If Borrower fails or neglects to perform, keep, or observe(i) any material non-monetary Obligations, term, provision, condition, covenant, or agreement contained in this Exim Agreement or the Borrower Agreement, which failure is not cured within twenty (20) Business Days after the earlier of (x) Borrower's knowledge of same or (y) Bank's notice to Borrower, or (ii) an Event of Default occurs under any of the Domestic Loan Documents past any applicable cure periods, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of the Domestic Agreement; or

         8.3 EXIM GUARANTEE. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

         SECTION 9. BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues beyond any applicable notice and cure period, Bank may, without notice or demand, do any or all of the following:

              (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.1(i) of the Domestic Agreement occurs all Obligations are immediately due and payable without any action by Bank);

              (b) Stop advancing money or extending credit for Borrower's benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

              (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

              (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may, in accordance with applicable law and in a commercially reasonable manner, enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

              (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

              (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.

              (g) Dispose of the Collateral according to the Code.

         9.2 EXIM DIRECTION. Upon the occurrence and during the continuance of an Event of Default, Exim Bank shall have a right to: (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

         9.3 EXIM NOTIFICATION. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.


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         In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

         9.4 REMEDIES CUMULATIVE. Bank's rights and remedies under this Exim Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.5 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Advances hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

         9.6 ACCOUNTS COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. Any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.7 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.8 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Subject to the foregoing, Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.9 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.


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         SECTION 10. NOTICES

         Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         SECTION 11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the non-exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         SECTION 12. GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights or Obligations under it without Bank's prior written consent. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Exim Agreement, the Loan Documents or any related agreement.

         12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Exim Agreement.


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

         12.5 SEVERABILITY OF PROVISION. Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Exim Agreement must be in writing signed by both Bank and Borrower. This Exim Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement and the Loan Documents merge into this Exim Agreement and the Loan Documents.

         12.7 COUNTERPARTS. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one agreement.

         12.8 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower (provided such subsidiaries or affiliates shall comply with comparable confidentiality provisions); (ii) to prospective transferees or purchasers of any interest in this Exim Agreement (provided such transferees or purchasers shall comply with comparable confidentiality provisions); (iii) as required by law, regulation, subpoena, or other order;
(iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Exim Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank (through no act or omission of Bank); or (b) is disclosed to Bank by a third party, which third party is not under any non-disclosure obligation.

         12.9 SURVIVAL. All covenants, representations and warranties made in this Exim Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         SECTION 13. DEFINITIONS

         13.1 DEFINITIONS. EXCEPT AS OTHERWISE DEFINED, TERMS THAT ARE CAPITALIZED IN THIS EXIM AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED IN THE DOMESTIC LOAN DOCUMENTS. As used in this Exim Agreement, the following terms shall have the following definitions:

              "ACCEPTABLE FOREIGN CURRENCY" means any one of Swiss Francs, British Pounds, the Euro and Japanese Yen.

              "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.

              "ADVANCES" means any loans or other extensions of credit hereunder.

              "BANK EXPENSES" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration of the Exim Loan Documents, including any reasonable costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and reasonable expenses incurred in enforcing or defending the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

              "BORROWER AGREEMENT" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

              "BORROWING BASE" means an amount equal to (A) eighty percent (80%) (which percentage may increase pursuant to the results of Bank's field audit of Borrower's Accounts in accordance with the Advance Rate Chart, as defined in the Domestic Agreement)(the "Hedged Exim Advance Rate") of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts
         (i) are billed and collected by the Borrower in the United States AND
         (ii) if payable in an Acceptable Foreign Currency, Borrower has made arrangements satisfactory to the Bank in its reasonable discretion with respect to a hedge on such Exim Eligible Foreign Accounts, PROVIDED HOWEVER that such percentage shall be reduced to seventy percent (70%) (which percentage may increase pursuant to the results of Bank's field audit of Borrower's Accounts in accordance with the Advance Rate Chart, as defined in the Domestic Agreement)(the "Non-Hedged Exim Advance Rate") with respect to Exim Eligible Foreign Accounts which (x) are billed and collected by the Borrower in the United States, (y) are billed in any Acceptable Foreign Currency and (z) Borrower has NOT made arrangements satisfactory to the Bank in its reasonable discretion with respect to a hedge on such Exim Eligible Foreign Accounts, MINUS (B) the aggregate amount of all Advances outstanding hereunder, MINUS (C) twenty-five percent (25%) of the face amount all issued but undrawn Letters of Credit issued hereunder, minus (D) the FX Reserve.

              "COLLATERAL" is the property described on EXHIBIT A.

              "DOMESTIC AGREEMENT" has the meaning set forth in recital paragraph A.

              "DOMESTIC LOAN DOCUMENTS" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

              "EXIM BANK" means Export-Import Bank of the United States.

              "EXIM COMMITTED LINE" means Ten Million Dollars ($10,000,000), MINUS (i) the aggregate amount of all Advances outstanding hereunder, MINUS (ii) the aggregate face amount of all issued but undrawn Letters of Credit issued hereunder, MINUS (iii) the FX Reserve.

              "EXIM ELIGIBLE FOREIGN ACCOUNTS" means those Accounts payable in United States Dollars or an Acceptable Foreign Currency that arise in the ordinary course of Borrower's business and are derived from exports originating in the United States AND (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) comply with all of Borrower's representations and warranties to Bank, and (iv) that either
         (A) the Bank approves on a case by case basis (which shall be required for Accounts on open account terms with respect to an Account Debtor whose total obligations exceed twenty-five percent (25%) of the aggregate dollar amount of all foreign Accounts), or (B) are supported by letter(s) of credit acceptable to Bank. Standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall NOT include the following:

              (a) Accounts with a term in excess of one hundred twenty (120) days from the date of invoice;

              (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety
         (90) calendar days shall apply;

              (c) Account which arise for the sales of items not in the ordinary course of Borrower's business;

              (d) Accounts not owned by Borrower or which are subject to any rights, claim or interest of another Person or than the lien in favor of Bank, to the extent of such right, claim or interest;

              (e) Accounts with respect to which an invoice has not been sent;

              (f) Accounts billed and payable outside of the United States;

              (g) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within sixty (60) days of the invoice due date;

              (h) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all foreign Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

              (i) Accounts payable in currency other than United States Dollars or an Acceptable Foreign Currency;

              (j) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

              (k) Accounts, if any, generated by sales of Inventory which constitutes defense articles or defense services;

              (l) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

              (m) Accounts with respect to which the account debtor is an Affiliate;

              (n) Accounts backed by a letter of credit unacceptable to Bank or not negotiated by Bank;

              (o) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

              (p) The equivalent portion of Accounts with credit balances over sixty (60) days from invoice due date;

              (q) So called contra Accounts, accounts payable, customer deposit or credit accounts, to the extent of such offset;

              (r) Accounts from demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sales or return, sales on approval, bill and hold, or other terms if the Account Debtor's payment may be conditional or subject to acceptance;

              (s) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, or the Account is uncollectible for any reason;

              (t) Accounts as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached.

              (u) Accounts as to which Bank does not have a valid, perfected first priority lien, subject to Permitted Liens.

              (v) Accounts for which the items giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account does not represent a final sale or goods or services.

              (w) Accounts for which Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto.

              (x) Accounts for which any of the items giving rise to such Accounts have been returned, rejected or repossessed, to the extent of such returned, rejected or repossessed of items;

              (y) Accounts due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, an Adjusted Quick Ratio of at least 1.25 to 1.0);

              (z) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

              (aa) Accounts which are not "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

              "EXIM GUARANTEE" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

              "EXIM LOAN DOCUMENTS" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

              "EXIM MATURITY DATE" is January 29, 2005.

              "FX CONTRACTS" as defined in Section 2.3.

              "FX RESERVE" as defined in Section 2.3.

              "L/C - FX SUBLIMIT" is defined in Section 2.5.

              "NOTE" is defined in Section 2.2.

              "OBLIGATIONS" shall mean all debts, principal, interest, Advances, Commercial Letters of Credit, FX Contracts, Bank Expenses arising under the Exim Loan Documents, the Borrower Agreement, the Domestic Loan Documents, including interest accruing after Insolvency Proceedings begin.

              "PAYMENT DATE" means the first calendar day of each month commencing on the first such date after the date hereof and ending on the Exim Maturity Date.

              "PRIME RATE" means the greater of (i) 4.25% or (ii) the rate announced from time to time by Bank as its "prime rate;" it is a base rate upon which other rates charged by Bank are based, and it is not necessarily the best rate available at Bank.

              "RESPONSIBLE OFFICER" means each of the Chief Executive Officer and Chief Financial Officer of the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ASPEN TECHNOLOGY, INC.

By: /s/ LISA W. ZAPPALA
   ----------------------------------
Name:  Lisa W. Zappala
Title: Senior Vice President and
       Chief Financial Officer

ASPENTECH, INC.

By: /s/ LISA W. ZAPPALA
   ----------------------------------
Name:  Lisa W. Zappala
Title: Treasurer

Bank:

SILICON VALLEY BANK, d/b/a

SILICON VALLEY EAST

By: /s/ JOHN V. ATANASOFF
   ----------------------------------
Name:  John V. Atanasoff
Title: Vice President

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located.

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

The Collateral, however, does not include Intellectual Property. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the Intellectual Property. As used herein, (i) "Intellectual Property" means: any and all Copyrights, any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held, any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held, all Mask Works or similar rights available for the protection of semiconductor chips, all Patents; any Trademarks, all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; (ii) "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (iii) "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; (iv) "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and (v) "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

Notwithstanding the foregoing, with respect to the shares of stock of Borrower's subsidiaries organized under the laws of a jurisdiction outside of the United States (each, a "Foreign Subsidiary"), the term Collateral shall include only 65% of the shares owned by Borrower in each such Foreign Subsidiary.

Notwithstanding the foregoing, the Collateral shall not include the New Accenture Collateral (as defined in the Domestic Agreement).